CONFORMED COPY





                                        AMENDMENT dated as of September 10,
                                   1993, to the Credit Agreement dated as
                                   of March 27, 1992, as previously amended
                                   (the "Credit Agreement"), among CHICAGO
                                   AND NORTH WESTERN TRANSPORTATION
                                   COMPANY, a Delaware corporation (the
                                   "Borrower"), CHICAGO AND NORTH WESTERN
                                   HOLDINGS CORP., a Delaware corporation
                                   ("Holdings"), the financial institutions party thereto as lenders (the
                                   "Lenders"), BANK OF MONTREAL, a Canadian banking corporation, as issuing bank (in such capacity, the "Issuing Bank"), the Co-Agents named therein and CHEMICAL BANK, as administrative agent for the Lenders and the Issuing Bank (in such capacity, the "Agent").

                         Capitalized terms used herein and not otherwise
               defined herein shall have the respective meanings assigned to such terms in the Credit Agreement. The Borrower has requested that the Lenders enter into this Agreement in order to amend certain provisions of the Credit Agreement as set forth herein. Simultaneously with the execution and delivery of this Agreement, the parties hereto, together with certain other financial institutions which were lenders under the Credit Agreement prior to the Effective Time (as defined in Section 5 hereof), are entering into a Master Assignment and Acceptance Agreement dated as of the date hereof (the "Master Assignment Agreement") which provides for certain assignments resulting in the Lenders hereunder being the only lenders under the Credit Agreement as of the Effective Time. The Lenders have agreed to the requested amendments to the Credit Agreement, subject to the terms and conditions set forth herein. Accordingly, the parties hereto agree as follows:

                         SECTION 1. Amendments to Article I. Effective as of the Effective Time, Article I of the Credit Agreement is hereby amended as follows:

                    (a) The definition of the term "Dividend Amount" set forth in Article I of the Credit Agreement is hereby amended to read in its entirety as follows:

                         "Dividend Amount" shall mean, at any time, an
                    amount equal to the sum of (a) the aggregate amount of Designated Capital Expenditures and Designated Payments (provided that the portion of any Designated Payment used to pay any premium or penalty on account of the prepayment, repurchase or redemption of Indebtedness shall not be included in this calculation) made after the Closing Date and prior to such time, plus (b) if positive, 10% of the aggregate net income of Holdings and its consolidated subsidiaries for the period from and including October 1, 1993, to and including the end of the most recent fiscal quarter of Holdings ended prior to such time for which financial statements have been delivered to the Agent, treated as a single accounting period, computed in accordance with GAAP consistently applied but excluding any non-cash extraordinary or nonrecurring gains or losses, minus
                    (c) the sum of (i) the aggregate amount of dividends (other than Designated Dividends) paid by Holdings after the Closing Date and prior to such time, plus
                    (ii) the aggregate amount of Capital Expenditures made in reliance upon clause (vi) of the proviso to Section
                    6.03 prior to such time.

                    (b) Article I of the Credit Agreement is hereby amended to include the definitions set forth below, in the appropriate alphabetic positions:

                         "Master Assignment Agreement" shall mean the
                    Master Assignment and Acceptance Agreement dated as of September 10, 1993, among the Borrower, Holdings, the financial institutions that were Lenders hereunder at the time of execution and delivery thereof, the Issuing Bank and the Agent.

                         "Special ABR Loan" means any Loan (or portion of a
                    Loan) assigned pursuant to the Master Assignment Agreement that is outstanding at the time of such assignment as an ABR Loan; provided that the term "Special ABR Loan" shall not include any such Loan (or portion of a Loan) after September 30, 1993, or any earlier date on which the Borrower converts, pursuant to Section 2.10, the Borrowing in which such Loan is included.

                         "Special LIBOR Loan" means any Loan (or portion of
                    a Loan) assigned pursuant to the Master Assignment Agreement that is outstanding at the time of such assignment as a Eurodollar Loan; provided that the term "Special LIBOR Loan" shall not include any such Loan (or portion of a Loan) after October 15, 1993, or any earlier date on which the Borrower converts, pursuant to Section 2.10, the Borrowing in which such Loan is included.

                         SECTION 2. Amendments to Article II. Effective as of the Effective Time, Article II of the Credit Agreement is hereby amended as follows:

                    (a) Section 2.05 of the Credit Agreement is amended to reduce the rate of the Commitment Fee (i) from "1/2 of 1% per annum" to "0.375% per annum" on the average daily unused amount of the Revolving Credit Commitment of each Lender and
               (ii) from "1% per annum" to "0.375% per annum" on the average daily unused amount of the Standby Commitment of each Lender.

                    (b) Section 2.06(a) of the Credit Agreement is amended to delete clauses (i) and (ii) thereof and to substitute, after the word "plus", the rate of "0.50%".

                    (c) Section 2.06(b) of the Credit Agreement is amended to delete clauses (i) and (ii) thereof and to substitute, after the word "plus", the rate of "1.625%".

                    (d) Section 2.06(c) of the Credit Agreement is hereby amended to delete clauses (i) and (ii) thereof and to substitute, after the word "plus", the rate of "1.50%".

                    (e) Section 2.06 of the Credit Agreement is hereby amended to add an additional paragraph (e) thereto, as set forth below:

                         (e) Notwithstanding the foregoing or any contrary
                    provision of this Agreement, (i) each Special LIBOR
                    Loan shall have an Interest Period commencing on the date that such Special LIBOR Loan is assigned pursuant to the Master Assignment Agreement and ending on October 15, 1993 and (ii) each Special ABR Loan shall have an Interest Period commencing on the date that such Special ABR Loan is assigned pursuant to the Master Assignment Agreement and ending on September 30, 1993. For purposes of paragraph (c) above, the Adjusted LIBO Rate shall be determined for Special
                    LIBOR Loans for the Interest Period applicable thereto as provided above, but, for all other purposes of this Agreement, each Special LIBOR Loan and Special ABR Loan will continue to constitute part of the same Borrowing of which such Special LIBOR Loan or Special ABR Loan was a part immediately prior to the effectiveness of the assignments under the Master Assignment Agreement.
                    It is understood and agreed that the foregoing arrangements are intended to facilitate the transactions contemplated by the Master Assignment Agreement and are temporary. It also is understood and agreed that (i) the foregoing arrangements may result in a higher or lower Adjusted LIBO Rate applicable to Special LIBOR Loans than that applicable to the other Eurodollar Loans included in the same Borrowing, (ii) the foregoing arrangements will result in Special LIBOR Loans and Special ABR Loans accruing interest from the date that such Loans are assigned pursuant to the Master Assignment Agreement whereas other Loans included in the same Borrowing will have accrued interest from an earlier date, and (iii) Lenders holding Special LIBOR Loans shall be paid interest thereon reflecting such higher or lower Adjusted LIBO
                    Rate, and Lenders holding Special LIBOR Loans and
                    Special ABR Loans will be paid interest thereon accruing from the date that such Loans are assigned pursuant to the Master Assignment Agreement, notwithstanding that such payment would result in payments of interest failing to be made pro rata in accordance with Section 2.16. Each Lender further agrees that it will not make any assignment of its rights and obligations under this Agreement until October 15, 1993.

                    (f) Section 2.07 of the Credit Agreement is hereby amended to delete clauses (i) and (ii) thereof and to substitute, after the word "plus", the rate of "2.50%".

                    (g) Section 2.21 of the Credit Agreement is hereby amended to reduce the rate of the Letter of Credit Fee from "2-1/2% per annum" to "1.50% per annum".

                         SECTION 3. Amendment to Section 6.03. Effective as of the Effective Time, Section 6.03 of the Credit Agreement is hereby amended to read in its entirety as set forth below:

                         SECTION 6.03.  Capital Expenditures.  Permit
                    Capital Expenditures of Holdings on a consolidated basis during any calendar year to be greater than the amount set forth below for such year:

                    Calendar Year                                    Amount

                         1992                                  $ 95,000,000
                         1993                                  $115,000,000
                         1994                                  $120,000,000
                         1995                                  $125,000,000
                         1996                                  $145,000,000
                         1997                                  $135,000,000
                         1998
                    and each year thereafter                   $145,000,000

                    provided, however, that (i) such limits shall not apply to any Capital Expenditure made pursuant to the Trackage Rights Agreement to maintain 100% of the Lines at FRA Track Classification 5 (as such terms are defined in the Trackage Rights Agreement) and financed exclusively by the issuance of the junior subordinated note referred to in Exhibit B thereto; (ii) to the extent Capital Expenditures made in any year are less than the amount set forth above opposite such year, Holdings and its subsidiaries shall be permitted to carry forward the unused amount to succeeding calendar years; (iii) the aggregate amount of the limit may be exceeded by $8,000,000 for expenditures directly related to the Twin Cities Project; (iv) the aggregate amount of the limit may be exceeded by $15,000,000 for expenditures directly related to the Borrower's Cargill project at Blair, Nebraska; (v) such limits shall not apply to a Capital Expenditure if (A) the amount of such Capital Expenditure does not exceed the amount of Residual Equity Proceeds available for the making of Capital Expenditures, (B) the Borrower notifies the Agent prior to the making of such Capital Expenditure that it is designating such Capital Expenditure as a use of Residual Equity Proceeds (it being understood that such Capital Expenditure shall reduce the amount of such Residual Equity Proceeds available for other purposes by the amount of such Capital Expenditure), which notice shall specify the Capital Expenditure so designated and the amount thereof and (C) such Capital Expenditure shall not be deducted in calculating Excess Cash Flow; (vi) such limits shall not apply to a Capital Expenditure if (A) the amount of such Capital Expenditure does not exceed the Dividend Amount at the time such Capital Expenditure is made and (B) the Borrower notifies the Agent prior to the making of such Capital Expenditure that it is utilizing the Dividend Amount to make such Capital Expenditure; and (vii) Capital Expenditures may only be made by CNW and its subsidiaries.

                         SECTION 4. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to each of the Lenders that:

                    (a) as of the Effective Time, there exists no Default
               or Event of Default;

                    (b) the representations and warranties set forth in
               each Loan Document are true and correct in all material respects at and as of the Effective Time with the same effect as though made at and as of the Effective Time, except to the extent such representations and warranties expressly relate to an earlier date; and

                    (c) as of the Effective Time, each of Holdings, the
               Borrower and each other subsidiary of Holdings that is a party to any Loan Document is in compliance with all of the terms and provisions set forth in the Credit Agreement and in each other Loan Document on its part to be observed or performed.

                         SECTION 5. Conditions of Effectiveness. This Agreement, including the amendments to the Credit Agreement set forth above, shall become effective upon the satisfaction of the following conditions:

                    (a) The Agent (or its counsel) shall have received counterparts of this Agreement which, when taken together, bear the signatures of Holdings, the Borrower, the Issuing Bank and each Lender.

                    (b) The assignments to be made pursuant to the Master Assignment Agreement shall have become effective in accordance with the terms of the Master Assignment
               Agreement.

                    (c) The Agent shall have received a duly executed Revolving Credit Note, Standby Note and Term Note, complying with the provisions of Section 2.04 of the Credit Agreement, for each Lender that accepted an assignment of any Commitments or Loans pursuant to the Master Assignment Agreement, reflecting such assignment.

                    (d) The Agent shall have received (i) for the account of each Lender, a fee equal to 0.25% of the sum of such Lender's Loans, Letter of Credit Exposure and unused Commitments (calculated as of the date of effectiveness of this Agreement, prior to giving effect to the assignments contemplated by the Master Assignment Agreement, provided that if such Lender reduced the sum of its Loans, Letter of Credit Exposure and unused Commitments pursuant to assignments under the Master Assignment Agreement, the fee payable to such Lender pursuant to this clause shall be calculated on such sum after giving effect to such assignments), (ii) for the account of each Lender that accepted an assignment of any Commitments or Loans pursuant to the Master Assignment Agreement, a fee equal to 0.40% of the sum of the Loans, Letter of Credit Exposure and unused Commitments so assigned to such Lender, and (iii) reimbursement of any out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Agreement and the Master Assignment Agreement and the transactions contemplated hereby and thereby (to the extent that notice thereof is given to the Borrower prior to the date of effectiveness of this Agreement).

                    (e) The Agent shall have received (i) a certificate, dated the date of effectiveness of this Agreement and signed by a Financial Officer of Holdings and the Borrower, confirming the representations made in Section 4 of this Agreement and (ii) the favorable written opinion of James P. Daley, Esq., general counsel for Holdings and the Borrower, dated the date of effectiveness of this Agreement, addressed to the Lenders and in the form attached as Exhibit A to this Agreement. Each of Holdings and the Borrower hereby directs its general counsel to deliver the opinion referred to in clause (ii) above, it being understood that the Lenders will and may rely thereon.

               The Agent will notify the Borrower, the Issuing Bank and the Lenders when the foregoing conditions have been satisfied. The time at which such conditions are satisfied, as reasonably determined by the Agent, is referred to herein as the "Effective Time". The Agent's determination of the Effective Time shall be conclusive absent manifest error.

                         SECTION 6. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                         SECTION 7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                         SECTION 8.  Agreement.  Except as expressly
               amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. Without limiting the generality of the foregoing, it is acknowledged and agreed that the amendments to the Credit Agreement contemplated hereby shall not affect the calculation or amount of any interest or Fees accrued prior to the Effective Time.

                         SECTION 9. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Agent in connection with this Agreement or the Master Assignment Agreement.

                         SECTION 10.  Headings.  The headings of this
               Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.


                         IN WITNESS WHEREOF, Holdings, the Borrower, the
               Agent, the Issuing Bank and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.


                                        CHICAGO AND NORTH WESTERN
                                        TRANSPORTATION COMPANY,

                                          by
                                             /s/ John E. Voldseth
                                             Name:  John E. Voldseth
                                             Title: Vice-President
                                                    Finance


                                        CHICAGO AND NORTH WESTERN
                                        HOLDINGS CORP.,

                                          by
                                             /s/ John E. Voldseth
                                             Name:  John E. Voldseth
                                             Title: Vice-President
                                                    Finance


                                        CHEMICAL BANK,

                                          by
                                             /s/ Julie A. Soper
                                             Name:  Julie A. Soper
                                             Title: Vice President

                                        BANK OF MONTREAL,

                                          by
                                             /s/ Christine M. Tierney
                                             Name:  Christine M. Tierney
                                             Title: Director


                                        BANQUE PARIBAS,

                                          by
                                             /s/ Peter Toal
                                             Name:  Peter Toal
                                             Title: Regional General
                                                    Manager

                                          by
                                             /s/ S. M. Heiner
                                             Name:  S. M. Heiner
                                             Title: Assistant Vice
                                                    President


                                        THE CHASE MANHATTAN BANK, N.A.,

                                          by
                                             /s/ Francis M. Cox, III
                                             Name:  Francis M. Cox, III
                                             Title: Vice President


                                        CONTINENTAL BANK N.A.,

                                          by
                                             /s/ Paul R. Frey
                                             Name:  Paul R. Frey
                                             Title: Vice President


                                        THE FIRST NATIONAL BANK OF CHICAGO,

                                          by
                                             /s/ Gerald F. Mackin
                                             Name:  Gerald F. Mackin
                                             Title: Vice President

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LTD.,

                                          by
                                             /s/ Richard E. Stahl
                                             Name:  Richard E. Stahl
                                             Title: Senior Vice President &
                                                    Joint General Manager


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION,

                                          by
                                             /s/ Patricia DelGrande
                                             Name:  Patricia DelGrande
                                             Title: Vice President


                                        NATIONAL WESTMINSTER BANK USA,

                                          by
                                             /s/ Kathleen Weiss, VP
                                             Name:  Kathleen Weiss
                                             Title: Vice President


                                        ALLSTATE LIFE INSURANCE COMPANY,

                                          by
                                             /s/ Mark D. Senkpiel
                                             Name:  Mark D. Senkpiel
                                             Title: Director

                                          by
                                             /s/ Gary W. Fridley
                                             Name:  Gary W. Fridley
                                             Title: Authorized Signatory


                                        ANCHOR NATIONAL LIFE INSURANCE
                                        COMPANY,

                                          by
                                             /s/ Michael J. Campbell
                                             Name:  Michael J. Campbell
                                             Title: Director, Corporate
                                                    Finance Sunamerica
                                                    Investments, Inc.

                                        THE FIRST NATIONAL BANK OF BOSTON,

                                          by
                                             /s/ Dexter Freeman
                                             Name:  Dexter Freeman
                                             Title: Vice President


                                        THE BANK OF NEW YORK,

                                          by
                                             /s/ Charlotte Sohn
                                             Name:  Charlotte Sohn
                                             Title: Assistant Vice
                                                    President


                                        CANADIAN IMPERIAL BANK OF COMMERCE,

                                          by
                                             /s/ John W. Kunkle
                                             Name:  John W. Kunkle
                                             Title: Agent


                                        CAISSE NATIONALE DE CREDIT
                                        AGRICOLE,

                                          by
                                             /s/ David Bouhl
                                             Name:  David Bouhl, F.V.P.
                                             Title: Head of Corporate
                                                    Banking Chicago


                                        CREDIT SUISSE,

                                          by
                                             /s/ Harry R. Olsen
                                             Name:  Harry R. Olsen
                                             Title: Member of Senior
                                                    Management

                                          by
                                             /s/ William P. Murray
                                             Name:  William P. Murray
                                             Title: Member of Senior
                                                    Management

                                        DRESDNER BANK AG CHICAGO BRANCH,

                                          by
                                             /s/ Brian Brodeur
                                             Name:  Brian Brodeur
                                             Title: Vice President

                                          by
                                             /s/ E. Ronald Holder
                                             Name:  E. Ronald Holder
                                             Title: Senior Vice President


                                        THE MITSUBISHI TRUST AND BANKING
                                        CORPORATION,

                                          by
                                             /s/ Akira Suzuki
                                             Name:  Akira Suzuki
                                             Title: Chief Manager


                                        THE NIPPON CREDIT BANK, LTD.,

                                          by
                                             /s/ Hideaki Mori
                                             Name:  Hideaki Mori
                                             Title: Vice President &
                                                    Manager


                                        THE NORTHERN TRUST COMPANY,

                                          by
                                             /s/ J. Mark Berry
                                             Name:  J. Mark Berry
                                             Title: Vice President


                                        PROSPECT STREET SENIOR PORTFOLIO,
                                        L.P.,

                                          by PROSPECT STREET SENIOR LOAN
                                             CORP., as managing general
                                             partner of PROSPECT STREET
                                             SENIOR PORTFOLIO, L.P.,

                                          by
                                             /s/ Preston I. Carnes, Jr.
                                             Name:  Preston I. Carnes, Jr.
                                             Title: Vice President

                                        THE TORONTO-DOMINION BANK,

                                          by
                                             /s/ William H. Hoffman
                                             Name:  William H. Hoffman
                                             Title: Director


                                        THE TRAVELERS INSURANCE COMPANY,

                                          by
                                             /s/ Paul T. Quistberg
                                             Name:  Paul T. Quistberg
                                             Title: Assistant Investment
                                                    Officer


                                        THE TRAVELERS INDEMNITY COMPANY,

                                          by
                                             /s/ Paul T. Quistberg
                                             Name:  Paul T. Quistberg
                                             Title: Assistant Investment
                                                    Officer


                                        PROTECTIVE LIFE INSURANCE COMPANY
                                        (NATIONAL DEPOSIT LIFE),

                                          by
                                             /s/ Mark K. Okada
                                             Name:  Mark K. Okada
                                             Title: Principal Protective
                                                    Asset Management Co.


                                        PROTECTIVE LIFE INSURANCE COMPANY,

                                          by
                                             /s/ Richard Bielen
                                             Name:  Richard Bielen
                                             Title: Vice President,
                                                    Investments

                                        CHANCELLOR SENIOR SECURED
                                        MANAGEMENT, INC., as Portfolio
                                        Advisor to:

                                        RESTRUCTURED OBLIGATIONS BACKED BY
                                        SENIOR ASSETS, B.V. (ROSA)

                                          by
                                             /s/ Stephen M. Alfieri
                                             Name:  Stephen M. Alfieri
                                             Title: Vice President


                                        CHANCELLOR SENIOR SECURED
                                        MANAGEMENT, INC., as Portfolio
                                        Advisor to:

                                        KEYPORT LIFE INSURANCE CO.,

                                          by
                                             /s/ Stephen M. Alfieri
                                             Name:  Stephen M. Alfieri
                                             Title: Vice President


                                        SUN LIFE INSURANCE COMPANY
                                        OF AMERICA

                                          by
                                             /s/ Michael J. Campbell
                                             Name:  Michael J. Campbell
                                             Title: Director, Corporate
                                                    Finance Sunamerica
                                                    Investments, Inc.


                                        INDUSTRIAL BANK OF JAPAN, LTD.,

                                          by
                                             /s/ Masaaki Takeda
                                             Name:  Masaaki Takeda
                                             Title: General Manager